Exhibit 99.1

PRESS RELEASE	Franklin Street Properties Corp.

401 Edgewater Place ● Suite 200 ● Wakefield, Massachusetts 01880 ● (781) 557-1300 ● www.fspreit.com

Contact: Georgia Touma (877) 686-9496	For Immediate Release

Franklin Street Properties Corp. Announces

Fourth Quarter and Full Year 2020 Results

_______________________________________

$0.35 Net Income per Share for Fourth Quarter 2020

$0.16 FFO (Funds From Operations) per Share for Fourth Quarter 2020

Includes a $0.03 per Share Decrease Due to a Non-Cash Write-Off from a Fourth Quarter Bankruptcy of a Tenant in the Travel Industry

_______________________________________

$0.30 Net Income per Share for Full Year 2020

$0.74 FFO per Share for Full Year 2020

Includes a $0.03 per Share Decrease Due to a Non-Cash Write-Off from a Fourth Quarter Bankruptcy of a Tenant in the Travel Industry

_______________________________________

Sold Emperor Boulevard Property in Durham, North Carolina on December 23, 2020

Sales Price was $89.7 Million, or approximately $346 per square foot

Sold at a Gain of approximately $41.9 Million

Repaid $87.3 Million of Debt with Proceeds on December 24, 2020

_______________________________________

Introduces 2021 Disposition Guidance

Anticipates Aggregate Gross Proceeds of Approximately $350 Million to $450 Million

Sale Proceeds to be Primarily Used for Repayment of Debt

FSP Remains Committed to its Sunbelt and Mountain West Market Focus

_______________________________________

Wakefield, MA—February 16, 2021—Franklin Street Properties Corp. (the “Company”, “FSP”, “we” or “our”) (NYSE American:  FSP), a real estate investment trust (REIT), announced its results for the fourth quarter and year ended December 31, 2020.

George J. Carter, Chairman and Chief Executive Officer, commented as follows:

“Reflecting on 2020, I would like to start by thanking everyone who contributed to the successful operation of our business during these challenging times that were headlined by the COVID-19 pandemic, including frontline workers, first responders, our tenants and their employees, FSP employees, our vendors and service providers, our Board of Directors, and of course, our shareholders.  Notwithstanding the specific challenges caused by the pandemic, for full-year 2020, our monthly rental collections averaged approximately 99% and we achieved approximately 1,130,000 square feet of total leasing with new tenants, renewals and expansions.

For 2021, we are focused on two primary objectives: leasing progress and debt reduction.  From a leasing perspective, we anticipate the potential for growing office space demand in our markets as a result of an improved economic situation due to increasing access to both therapeutics and vaccines.  We believe that users of office space are now reconsidering the office densification trends of the past approximately 20 years.  We also believe that, even with the continuation of some planned for level of remote/work-from-home flexibility, the potential reversal or slowing of office densification could bode well for future office space absorption.  Our 2021 leasing focus includes both increased economic occupancy and longer-term renewals of existing tenants.   We believe that successful leasing efforts will translate into higher property valuations.

In terms of debt reduction, we believe that the sale of our Emperor Boulevard property in Durham, North Carolina on December 23, 2020 for $89.7 million demonstrated our ability to identify and dispose of a property that we viewed as having reached its valuation objective, and then to apply substantially all of the proceeds to the repayment of debt.  FSP intends to build upon our sale of Emperor Boulevard by pursuing additional dispositions, particularly where we believe that embedded values of properties may not be appropriately reflected in the price of our common stock, and then to apply the proceeds from any such dispositions primarily for the repayment of debt.  We believe that further debt reduction will provide greater financial flexibility and position the Company for stronger shareholder returns.  Accordingly, we have introduced full year 2021 disposition guidance in the range of approximately $350 million to $450 million in aggregate gross proceeds.

FSP remains committed to its Sunbelt and Mountain-West office focus that emphasizes markets/properties with compelling long-term population and employment growth potential.  We look forward to 2021 with anticipation and optimism.”

Financial Highlights

●	Net Income was $37.4 million and $32.6 million, or $0.35 and $0.30 per basic and diluted share, for the fourth quarter and year ended December 31, 2020, respectively.
●	Funds From Operations (FFO) was $17.4 million and $79.3 million, or $0.16 and $0.74 per basic and diluted share, for the fourth quarter and year ended December 31, 2020, respectively.
●	FFO for the fourth quarter and year ended December 31, 2020 includes a charge of $3.1 million, or $0.03 per share, as a result of a write-off related to the December 21, 2020 voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code by the parent of WorldVentures Holdings, LLC (the “WorldVentures Bankruptcy”). WorldVentures leases approximately 130,000 square feet at our Legacy Tennyson property in Plano, Texas.
●	Adjusted Funds From Operations (AFFO) was $0.05 and $0.11 per basic and diluted share for the fourth quarter and year ended December 31, 2020, respectively.
●	On December 23, 2020, we sold our Emperor Boulevard property in Durham, North Carolina for $89.7 million, or approximately $346 per square foot, and recorded a gain of approximately $41.9 million in connection with the sale.
●	In December 2020, we repaid $87.3 million of debt under our revolving and term loan facilities using net proceeds from the sale of Emperor Boulevard.
●	We have $600.7 million of liquidity as of December 31, 2020, consisting of $4.2 million of cash and $596.5 million available on our revolving line of credit.
●	Our debt is entirely unsecured and we have no scheduled debt maturities until November 30, 2021.

COVID-19 Pandemic Update

FSP remains committed to the health and safety of its employees, tenants, vendors and visitors and will continue to implement recommended guidelines for social distancing and other safety protocols at our properties and corporate headquarters.

●	All of our properties remain open for business.
●	As of February 12, 2021, we had collected approximately 99% of rental receipts due in January 2021. Due to the high level of uncertainty related to the COVID-19 pandemic, we are unable to predict the level of rental receipts in future months.
●	We collected approximately 98% of rental receipts due for the fourth quarter 2020 and approximately 99% of rental receipts due for the year ended December 31, 2020.

●	For the year ended December 31, 2020, we had tenant write-offs of approximately $3.8 million, representing approximately 1.5% of annualized rents.
●	During the COVID-19 pandemic, we have received rent relief requests from some of our tenants. The majority of these requests for relief have been in the form of potential rent deferrals for varying lengths of time. Excluding any impact from the WorldVentures Bankruptcy, as of February 5, 2021, we are in discussions with tenants regarding potential rent deferrals representing less than approximately 1% of annualized rents. We will continue to review each request for rent relief on a case by case basis. Where prudent, we may grant deferrals and, in some instances, seek extended lease terms. We are unable to predict the outcomes of these ongoing negotiations, the amount of the rent relief packages, if any, and ultimate recovery of any deferred amounts.

Leasing Update

●	During the quarter ended December 31, 2020, we leased approximately 524,000 square feet, of which approximately 21,000 square feet was with new tenants. During the year ended December 31, 2020, we leased approximately 1,130,000 square feet, of which approximately 368,000 square feet was with new tenants. During the year ended December 31, 2019, we leased approximately 1,417,000 square feet, of which approximately 534,000 square feet was with new tenants.
●	Our directly owned real estate portfolio of 34 owned properties (including our 2 redevelopment properties) totaling approximately 9.7 million square feet, was approximately 83.8% leased as of December 31, 2020, compared to approximately 84.3% leased as of September 30, 2020. The decrease in the leased percentage is primarily a result of the December 23, 2020 sale of our Emperor Boulevard property with 259,531 rentable square feet, which was 100% leased and is excluded from our statistics at year-end.
●	During the quarter ended December 31, 2020, existing tenant Booz Allen Hamilton entered into an amendment to its lease to extend and expand its leased square footage at our Meadow Point property in Chantilly, Virginia by approximately 29,000 rentable square feet, from approximately 34,000 rentable square feet to approximately 63,000 rentable square feet. The term of the expansion is 67 months, with the term of the lease now expiring on July 31, 2027. Meadow Point was approximately 91% leased as of December 31, 2020.
●	During the quarter ended December 31, 2020, existing tenant Centene Management Company entered into an amendment to its lease to extend and expand its leased square footage at our Timberlake Corporate Center in Chesterfield, Missouri by approximately 100,000 rentable square feet, from approximately 217,000 rentable square feet to approximately 317,000 rentable square feet. The term was extended by 84 months, with the term of the lease now expiring on June 30, 2030. Timberlake Corporate Center was 100% leased as of December 31, 2020.
●	Lease expirations for 2021 are approximately 739,000 square feet, representing approximately 7.6% of our owned portfolio.
●	The weighted average GAAP base rent per square foot achieved on leasing activity during the year ended December 31, 2020 was $28.47, or 7.7% higher than average rents in the respective properties as applicable compared to the year ended December 31, 2019. The average lease term on leases in the year ended December 31, 2020, was 8.3 years, matching the 8.3 years for the full year of 2019. Overall the portfolio weighted average rent per occupied square foot was $29.60 as of December 31, 2020 compared to $29.88 as of December 31, 2019.

Dividend Update

On January 15, 2021, the Company announced that its Board of Directors declared a regular quarterly cash dividend for the three months ended December 31, 2020 of $0.09 per share of common stock that will be paid on February 18, 2021 to stockholders of record on January 29, 2021.

Non-GAAP Financial Information

A reconciliation of Net income to FFO, AFFO and Sequential Same Store NOI and our definitions of FFO, AFFO and Sequential Same Store NOI can be found on Supplementary Schedules H and I.

2021 Net Income, FFO and Disposition Guidance

At this time, we are not able to predict whether and to what extent our level of rental receipts may change in future months.  Consequently, we are continuing suspension of Net Income and FFO guidance and will not be providing additional guidance until such time as we have a better understanding of the duration of the COVID-19 pandemic and its impact on our business and the businesses of our tenants.  However, we are introducing disposition guidance for full year 2021, as we execute on a strategy to dispose of certain properties where we believe our valuation objectives have been met.  Anticipated dispositions in 2021 are estimated to result in aggregate gross proceeds in the range of approximately $350 million to $450 million.  We intend to use the proceeds of any such dispositions primarily for the repayment of debt under our revolving line of credit and term loan facilities, any special distributions required to meet REIT requirements, and general corporate purposes.  This guidance reflects our current expectations of economic and market conditions and is subject to change.  We will update our disposition guidance quarterly in our earnings releases.  There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Real Estate Update

Supplementary schedules provide property information for the Company’s owned and managed real estate portfolio as of December 31, 2020.  The Company will also be filing an updated supplemental information package that will provide stockholders and the financial community with additional operating and financial data.  The Company will file this supplemental information package with the SEC and make it available on its website at www.fspreit.com.

Today’s news release, along with other news about Franklin Street Properties Corp., is available on the Internet at www.fspreit.com.  We routinely post information that may be important to investors in the Investor Relations section of our website.  We encourage investors to consult that section of our website regularly for important information about us and, if they are interested in automatically receiving news and information as soon as it is posted, to sign up for E-mail Alerts.

Earnings Call

A conference call is scheduled for February 17, 2021 at 11:00 a.m. (ET) to discuss the fourth quarter 2020 results. To access the call, please dial 1-800-464-8240. Internationally, the call may be accessed by dialing 1-412-902-6521. To access the call from Canada, please dial 1-866-605-3852. To listen via live audio webcast, please visit the Webcasts & Presentations section in the Investor Relations section of the Company's website (www.fspreit.com) at least ten minutes prior to the start of the call and follow the posted directions. The webcast will also be available via replay from the above location starting one hour after the call is finished.

About Franklin Street Properties Corp.

Franklin Street Properties Corp., based in Wakefield, Massachusetts, is focused on infill and central business district (CBD) office properties in the U.S. Sunbelt and Mountain West, as well as select opportunistic markets.  FSP seeks value-oriented investments with an eye towards long-term growth and appreciation, as well as current income.  FSP is a Maryland corporation that operates in a manner intended to qualify as a real estate investment trust (REIT) for federal income tax purposes.  To learn more about FSP please visit our website at www.fspreit.com.

Forward-Looking Statements

Statements made in this press release that state FSP’s or management’s intentions, beliefs, expectations, or predictions for the future may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  This press release may also contain forward-looking statements, such as our ability to lease space in the future, expectations for dispositions and the repayment of debt in future periods, value creation/enhancement in future periods and expectations for growth and leasing activities in future periods that are based on current judgments and current knowledge of management and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements.  Accordingly, readers are cautioned not to place undue reliance on forward-looking statements.  Investors are cautioned that our forward-looking statements involve risks and uncertainty, including without limitation, adverse changes in general economic or local market conditions, including as a result of the COVID-19 pandemic and other potential infectious disease outbreaks and terrorist attacks or other acts of violence, which may negatively affect the markets in which we and our tenants operate, increasing interest rates, disruptions in the debt markets, economic conditions in the markets in which we own properties, risks of a lessening of demand for the types of real estate owned by us, adverse changes in energy prices, which if sustained, could negatively impact occupancy and rental rates in the markets in which we own properties, including energy-influenced markets such as Dallas, Denver and Houston, any inability to dispose of properties on acceptable terms and any delays in the timing of any such anticipated dispositions, changes in government regulations and regulatory uncertainty, uncertainty about governmental fiscal policy, geopolitical events and expenditures that cannot be anticipated such as utility rate and usage increases, delays in construction schedules, unanticipated increases in construction costs, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments.  See the “Risk Factors” set forth in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020, as the same may be updated from time to time in subsequent filings with the United States Securities and Exchange Commission.  Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, acquisitions, dispositions, performance or achievements.  We will not update any of the forward-looking statements after the date of this press release to conform them to actual results or to changes in our expectations that occur after such date, other than as required by law.

Franklin Street Properties Corp.

Earnings Release

Supplementary Information

Table of Contents

Franklin Street Properties Corp. Financial Results	A-C
Real Estate Portfolio Summary Information	D
Portfolio and Other Supplementary Information	E
Percentage of Leased Space	F
Largest 20 Tenants – FSP Owned Portfolio	G
Reconciliation and Definitions of Funds From Operations (FFO) and Adjusted
Funds From Operations (AFFO)	H
Reconciliation and Definition of Sequential Same Store results to Property Net
Operating Income (NOI) and Net Loss	I

Franklin Street Properties Corp. Financial Results

Supplementary Schedule A

Condensed Consolidated Statements of Operations

(Unaudited)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2020	2019	2020	2019

Revenue:
Rental	$59,408	$68,575	$244,207	$265,527
Related party revenue:
Management fees and interest income from loans	402	417	1,610	3,517
Other	—	5	31	21
Total revenue	59,810	68,997	245,848	269,065

Expenses:
Real estate operating expenses	17,442	19,428	66,940	72,311
Real estate taxes and insurance	12,042	10,463	48,390	47,871
Depreciation and amortization	21,899	22,996	88,558	90,909
General and administrative	3,838	3,376	14,997	14,473
Interest	9,030	8,982	36,026	36,757
Total expenses	64,251	65,245	254,911	262,321

Gain on sale of property	41,928	—	41,928	—
Income before taxes on income	37,487	3,752	32,865	6,744
Tax expense on income	47	104	250	269
Net income	$37,440	$3,648	$32,615	$6,475

Weighted average number of shares outstanding, basic and diluted	107,328	107,240	107,303	107,233

Net income per share, basic and diluted	$0.35	$0.03	$0.30	$0.06

Franklin Street Properties Corp. Financial Results

Supplementary Schedule B

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(in thousands, except share and par value amounts)	2020	2019
Assets:
Real estate assets:
Land	$189,155	$191,578
Buildings and improvements	1,938,629	1,924,664
Fixtures and equipment	12,949	11,665
	2,140,733	2,127,907
Less accumulated depreciation	538,717	490,697
Real estate assets, net	1,602,016	1,637,210
Acquired real estate leases, less accumulated amortization of $55,447 and $60,749, respectively	28,206	40,704
Cash, cash equivalents and restricted cash	4,150	9,790
Tenant rent receivables	7,656	3,851
Straight-line rent receivable	67,789	66,881
Prepaid expenses and other assets	5,752	7,246
Related party mortgage loan receivables	21,000	21,000
Other assets: derivative asset	—	3,022
Office computers and furniture, net of accumulated depreciation of $1,443 and $1,362, respectively	163	183
Deferred leasing commissions, net of accumulated amortization of $30,411 and $28,114, respectively	56,452	52,767
Total assets	$1,793,184	$1,842,654

Liabilities and Stockholders’ Equity:
Liabilities:
Bank note payable	$3,500	$—
Term loans payable, less unamortized financing costs of $2,677 and $4,267, respectively	717,323	765,733
Series A & Series B Senior Notes, less unamortized financing costs of $822 and $985, respectively	199,178	199,015
Accounts payable and accrued expenses	72,058	66,658
Accrued compensation	3,918	3,400
Tenant security deposits	8,677	9,346
Lease liability	1,536	1,890
Other liabilities: derivative liabilities	17,311	7,704
Acquired unfavorable real estate leases, less accumulated amortization of $4,031 and $4,676, respectively	1,592	2,512
Total liabilities	1,025,093	1,056,258

Commitments and contingencies

Stockholders’ Equity:
Preferred stock, $.0001 par value, 20,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.0001 par value, 180,000,000 shares authorized, 107,328,199 and 107,269,201 shares issued and outstanding, respectively	11	11
Additional paid-in capital	1,357,131	1,356,794
Accumulated other comprehensive loss	(17,311)	(4,682)
Accumulated distributions in excess of accumulated earnings	(571,740)	(565,727)
Total stockholders’ equity	768,091	786,396
Total liabilities and stockholders’ equity	$1,793,184	$1,842,654

Franklin Street Properties Corp. Financial Results

Supplementary Schedule C

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the
	Year Ended
	December 31,
(in thousands)	2020	2019
Cash flows from operating activities:
Net income	$32,615	$6,475
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	91,581	93,787
Amortization of above and below market leases	(313)	(402)
Shares issued as compensation	337	337
Gain on sale of property	(41,928)	—
Decrease in allowance for doubtful accounts and write-off of accounts receivable	(13)	(71)
Changes in operating assets and liabilities:
Tenant rent receivables	(3,792)	158
Straight-line rents	(1,685)	(8,876)
Lease acquisition costs	(2,123)	(3,999)
Prepaid expenses and other assets	(129)	2,313
Accounts payable and accrued expenses	7,785	3,910
Accrued compensation	518	357
Tenant security deposits	(669)	3,027
Payment of deferred leasing commissions	(13,735)	(15,101)
Net cash provided by operating activities	68,449	81,915
Cash flows from investing activities:
Property improvements, fixtures and equipment	(77,919)	(70,746)
Repayment of related party mortgage loan receivable	—	(2,400)
Investment in related party mortgage loan receivable	—	52,060
Proceeds received from sale of property	88,958	—
Proceeds received from liquidating trust	—	1,470
Net cash provided by (used in) investing activities	11,039	(19,616)
Cash flows from financing activities:
Distributions to stockholders	(38,628)	(38,603)
Borrowings under bank note payable	105,000	45,000
Repayments of bank note payable	(101,500)	(70,000)
Repayment on term loan payable	(50,000)	—
Deferred financing costs	—	(83)
Net cash used in financing activities	(85,128)	(63,686)
Net decrease in cash, cash equivalents and restricted cash	(5,640)	(1,387)
Cash, cash equivalents and restricted cash, beginning of year	9,790	11,177
Cash, cash equivalents and restricted cash, end of period	$4,150	$9,790

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule D

Real Estate Portfolio Summary Information

(Unaudited & Approximated)

Commercial portfolio lease expirations (1)
	Total	% of
Year	Square Feet	Portfolio
2021	738,723	7.6%
2022	1,067,527	11.1%
2023	450,184	4.7%
2024	839,607	8.7%
2025	867,351	9.0%
Thereafter (2)	5,692,748	58.9%
	9,656,140	100.0%

(1)	Percentages are determined based upon total square footage.
(2)	Includes 1,396,863 square feet of vacancies at our operating properties and 168,843 square feet of vacancies at our redevelopment properties as of December 31, 2020. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

(dollars & square feet in 000's)	As of December 31, 2020 (a)
	# of		% of	Square	% of
State	Properties	Investment	Portfolio	Feet	Portfolio

Colorado	6	$552,576	34.5%	2,620	27.1%
Texas	9	341,721	21.3%	2,420	25.1%
Georgia	5	322,107	20.1%	1,967	20.4%
Minnesota	3	120,527	7.5%	757	7.8%
Virginia	4	84,587	5.3%	685	7.1%
North Carolina	1	5,877	0.4%	64	0.7%
Missouri	2	43,108	2.7%	352	3.6%
Illinois	2	46,379	2.9%	372	3.9%
Florida	1	55,500	3.5%	213	2.2%
Indiana	1	29,634	1.8%	206	2.1%
Total	34	$1,602,016	100.0%	9,656	100.0%

(a)	Includes investment in our redevelopment properties. We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule E

Portfolio and Other Supplementary Information

(Unaudited & Approximated)

Recurring Capital Expenditures

					Year
(in thousands)	For the Three Months Ended				Ended
	31-Mar-20	30-Jun-20	30-Sep-20	31-Dec-20	31-Dec-20
Tenant improvements	$10,716	$13,531	$8,022	$837	$33,106
Deferred leasing costs	2,730	603	2,033	7,432	12,798
Non-investment capex	4,527	6,581	6,373	6,105	23,586
	$17,973	$20,715	$16,428	$14,374	$69,490

	For the Three Months Ended				Year Ended
	31-Mar-19	30-Jun-19	30-Sep-19	31-Dec-19	31-Dec-19
Tenant improvements	$8,318	$10,169	$7,890	$15,874	$42,251
Deferred leasing costs	4,239	3,666	1,286	3,164	12,355
Non-investment capex	2,413	4,049	3,968	6,304	16,734
	$14,970	$17,884	$13,144	$25,342	$71,340

Square foot & leased percentages	December 31,	December 31,
	2020	2019
Operating Properties:
Number of properties	32	32
Square feet	9,331,489	9,504,634
Leased percentage	85.0%	87.6%

Redevelopment Properties (a):
Number of properties	2	3
Square feet	324,651	405,215
Leased percentage	48.0%	50.3%

Total Owned Properties:
Number of properties	34	35
Square feet	9,656,140	9,909,849
Leased percentage	83.8%	86.1%

Managed Properties - Single Asset REITs (SARs):
Number of properties	2	2
Square feet	348,545	348,545

Total Operating, Redevelopment and Managed Properties:
Number of properties	36	37
Square feet	10,004,685	10,258,394

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule F

Percentage of Leased Space

(Unaudited & Estimated)

					Third		Fourth
				% Leased (1)	Quarter	% Leased (1)	Quarter
				as of	Average %	as of	Average %
	Property Name	Location	Square Feet	30-Sep-20	Leased (2)	31-Dec-20	Leased (2)

1	FOREST PARK	Charlotte, NC	64,198	78.4%	49.9%	78.4%	78.4%
2	MEADOW POINT	Chantilly, VA	138,537	70.3%	70.3%	91.1%	77.2%
3	TIMBERLAKE	Chesterfield, MO	234,496	95.7%	95.7%	100.0%	97.1%
4	TIMBERLAKE EAST	Chesterfield, MO	117,036	100.0%	100.0%	100.0%	94.5%
5	NORTHWEST POINT	Elk Grove Village, IL	177,095	100.0%	100.0%	100.0%	100.0%
6	PARK TEN	Houston, TX	157,460	71.7%	71.7%	71.7%	71.7%
7	PARK TEN PHASE II	Houston, TX	156,746	95.0%	95.0%	95.0%	95.0%
8	GREENWOOD PLAZA	Englewood, CO	196,236	100.0%	100.0%	100.0%	100.0%
9	ADDISON	Addison, TX	289,325	83.7%	84.6%	83.7%	83.7%
10	COLLINS CROSSING	Richardson, TX	300,887	83.5%	83.5%	83.5%	83.5%
11	INNSBROOK	Glen Allen, VA	298,183	57.2%	57.2%	57.2%	57.2%
12	RIVER CROSSING	Indianapolis, IN	205,729	100.0%	99.0%	100.0%	100.0%
13	LIBERTY PLAZA	Addison, TX	216,906	75.1%	74.2%	74.1%	74.1%
14	380 INTERLOCKEN	Broomfield, CO	240,359	73.1%	73.1%	76.0%	74.1%
15	390 INTERLOCKEN	Broomfield, CO	241,512	99.4%	99.0%	99.4%	99.4%
16	BLUE LAGOON (3)	Miami, FL	213,182	73.1%	73.1%	73.1%	73.1%
17	ELDRIDGE GREEN	Houston, TX	248,399	100.0%	100.0%	100.0%	100.0%
18	ONE OVERTON PARK	Atlanta, GA	387,267	93.3%	93.3%	95.6%	94.3%
19	LOUDOUN TECH	Dulles, VA	136,658	98.9%	98.9%	98.9%	98.9%
20	4807 STONECROFT (3)	Chantilly, VA	111,469	0.0%	0.0%	0.0%	0.0%
21	121 SOUTH EIGHTH ST	Minneapolis, MN	297,209	92.7%	87.4%	92.6%	92.6%
22	801 MARQUETTE AVE	Minneapolis, MN	129,821	91.8%	55.2%	91.8%	91.8%
	EMPEROR BOULEVARD	Durham, NC	—	100.0%	100.0%	(4)	(4)
23	LEGACY TENNYSON CTR	Plano, TX	207,049	100.0%	100.0%	100.0%	100.0%
24	ONE LEGACY	Plano, TX	214,110	56.4%	55.2%	56.4%	56.4%
25	909 DAVIS	Evanston, IL	195,098	93.3%	93.3%	93.3%	93.3%
26	ONE RAVINIA DRIVE	Atlanta, GA	386,602	88.5%	87.7%	89.0%	89.0%
27	TWO RAVINIA	Atlanta, GA	411,047	69.2%	69.3%	69.2%	69.2%
28	WESTCHASE I & II	Houston, TX	629,025	56.3%	55.6%	53.5%	54.4%
29	1999 BROADWAY	Denver, CO	677,539	84.8%	85.3%	81.8%	82.9%
30	999 PEACHTREE	Atlanta, GA	621,946	86.5%	86.7%	84.5%	84.5%
31	1001 17TH STREET	Denver, CO	655,420	96.8%	97.0%	96.0%	96.5%
32	PLAZA SEVEN	Minneapolis, MN	330,096	91.9%	91.3%	88.5%	90.4%
33	PERSHING PLAZA	Atlanta, GA	160,145	98.9%	98.9%	98.9%	98.9%
34	600 17TH STREET	Denver, CO	609,353	87.1%	87.6%	88.0%	88.0%
	OWNED PORTFOLIO		9,656,140	84.3%	83.4%	83.8%	83.9%

(1)	% Leased as of month's end includes all leases that expire on the last day of the quarter.
(2)	Average quarterly percentage is the average of the end of the month leased percentage for each of the three months during the quarter.
(3)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized.
(4)	Property was sold on December 23, 2020.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule G

Largest 20 Tenants – FSP Owned Portfolio

(Unaudited & Estimated)

The following table includes the largest 20 tenants in FSP’s owned portfolio based on total square feet:

As of December 31, 2020

			% of
	Tenant	Sq Ft	Portfolio
1	Centene Management Company, LLC	317,101	3.3%
2	CITGO Petroleum Corporation	248,399	2.6%
3	Ovintiv USA Inc.	234,495	2.4%
4	US Government	226,140	2.3%
5	Eversheds Sutherland (US) LLP	179,868	1.9%
6	EOG Resources, Inc.	169,167	1.8%
7	The Vail Corporation	164,636	1.7%
8	Lennar Homes, LLC	155,808	1.6%
9	T-Mobile South, LLC dba T-Mobile	151,792	1.6%
10	Citicorp Credit Services, Inc	146,260	1.5%
11	Jones Day	140,342	1.4%
12	Worldventures Holdings, LLC (1)	129,998	1.3%
13	Kaiser Foundation Health Plan	120,979	1.3%
14	Argo Data Resource Corporation	114,200	1.2%
15	Giesecke & Devrient America	112,110	1.2%
16	Randstad General Partner (US)	111,952	1.2%
17	VMWare, Inc.	100,853	1.0%
18	Deluxe Corporation	94,302	1.0%
19	Ping Identity Corp.	89,856	0.9%
20	Common Grounds, LLC	76,984	0.8%
	Total	3,085,242	32.0%

(1)	On December 21, 2020, tenant’s parent filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule H

Reconciliation and Definitions of Funds From Operations (“FFO”) and

Adjusted Funds From Operations (“AFFO”)

A reconciliation of Net income to FFO and AFFO is shown below and a definition of FFO and AFFO is provided on Supplementary Schedule I.  Management believes FFO and AFFO are used broadly throughout the real estate investment trust (REIT) industry as measurements of performance.   The Company has included the National Association of Real Estate Investment Trusts (NAREIT) FFO definition as of May 17, 2016 in the table and notes that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently.  The Company’s computation of FFO and AFFO may not be comparable to FFO or AFFO reported by other REITs or real estate companies that define FFO or AFFO differently.

Reconciliation of Net Income to FFO and AFFO:	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share amounts)	2020	2019	2020	2019
Net income	$37,440	$3,648	$32,615	$6,475
Gain on sale of property	(41,928)	—	(41,928)	—
Depreciation & amortization	21,820	22,898	88,244	90,507
NAREIT FFO	17,332	26,546	78,931	96,982
Lease Acquisition costs	134	209	467	560
Funds From Operations (FFO)	$17,466	$26,755	$79,398	$97,542

Funds From Operations (FFO)	$17,466	$26,755	$79,398	$97,542
Amortization of deferred financing costs	824	721	3,025	2,878
Shares issued as compensation	—	337	337	337
Straight-line rent	951	(1,927)	(1,685)	(8,876)
Tenant improvements	(837)	(15,874)	(33,106)	(42,251)
Leasing commissions	(7,432)	(3,164)	(12,798)	(12,355)
Non-investment capex	(6,105)	(6,304)	(23,586)	(16,734)
Adjusted Funds From Operations (AFFO)	$4,867	$544	$11,585	$20,541

Per Share Data
EPS	$0.35	$0.03	$0.30	$0.06
FFO	$0.16	$0.25	$0.74	$0.91
AFFO	$0.05	$0.01	$0.11	$0.19

Weighted average shares (basic and diluted)	107,328	107,240	107,303	107,233

Funds From Operations (“FFO”)

The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders.  The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

FFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

Other real estate companies and the National Association of Real Estate Investment Trusts, or NAREIT, may define this term in a different manner.  We have included the NAREIT FFO as of May 17, 2016 in the table and note that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do.

We believe that in order to facilitate a clear understanding of the results of the Company, FFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Adjusted Funds From Operations (“AFFO”)

The Company also evaluates performance based on Adjusted Funds From Operations, which we refer to as AFFO.  The Company defines AFFO as (1) FFO, (2) excluding our proportionate share of FFO and including distributions received, from non-consolidated REITs, (3) excluding the effect of straight-line rent, (4) plus the amortization of deferred financing costs, (5) plus the value of shares issued as compensation and (6) less recurring capital expenditures that are generally for maintenance of properties, which we call non-investment capex or are second generation capital expenditures.  Second generation costs include re-tenanting space after a tenant vacates, which include tenant improvements and leasing commissions.

We exclude development/redevelopment activities, capital expenditures planned at acquisition and costs to reposition a property. We also exclude first generation leasing costs, which are generally to fill vacant space in properties we acquire or were planned for at acquisition.

AFFO should not be considered as an alternative to net income or loss (determined in accordance with GAAP), nor as an indicator of the Company’s financial performance, nor as an alternative to cash flows from operating activities (determined in accordance with GAAP), nor as a measure of the Company’s liquidity, nor is it necessarily indicative of sufficient cash flow to fund all of the Company’s needs.  Other real estate companies may define this term in a different manner.  We believe that in order to facilitate a clear understanding of the results of the Company, AFFO should be examined in connection with net income or loss and cash flows from operating, investing and financing activities in the consolidated financial statements.

Franklin Street Properties Corp. Earnings Release

Supplementary Schedule I

Reconciliation and Definition of Sequential Same Store results to property Net Operating Income (NOI) and Net Income

Net Operating Income (“NOI”)

The Company provides property performance based on Net Operating Income, which we refer to as NOI.  Management believes that investors are interested in this information.  NOI is a non-GAAP financial measure that the Company defines as net income or loss (the most directly comparable GAAP financial measure) plus general and administrative expenses, depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges, interest expense, less equity in earnings of nonconsolidated REITs, interest income, management fee income, hedge ineffectiveness, gains or losses on the sale of assets and excludes non-property specific income and expenses. The information presented includes footnotes and the data is shown by region with properties owned in the periods presented, which we call Sequential Same Store.  The comparative Sequential Same Store results include properties held for the periods presented and exclude our redevelopment properties.  We also exclude properties that have been placed in service, but that do not have operating activity for all periods presented, dispositions and significant nonrecurring income such as bankruptcy settlements and lease termination fees.  NOI, as defined by the Company, may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income or loss as an indication of our performance or to cash flows as a measure of the Company’s liquidity or its ability to make distributions.  The calculations of NOI and Sequential Same Store are shown in the following table:

	Rentable
	Square Feet	Three Months Ended	Three Months Ended	Inc	%
(in thousands)	or RSF	31-Dec-20	30-Sep-20	(Dec)	Change
Region
East	573	$1,047	$922	$125	13.6%
MidWest	1,557	5,292	5,069	223	4.4%
South	4,387	10,481	13,619	(3,138)	(23.0)%
West	2,620	11,006	10,976	30	0.3%
Property NOI* from Operating Properties	9,137	27,826	30,586	(2,760)	(9.0)%
Dispositions and Redevelopment Properties (a)	519	1,554	1,611	(57)	0.3%
NOI*	9,656	$29,380	$32,197	$(2,817)	(8.7)%

Sequential Same Store		$27,826	$30,586	$(2,760)	(9.0)%

Less Nonrecurring
Items in NOI* (b)		345	351	(6)	(0.1)%

Comparative
Sequential Same Store		$27,481	$30,235	$(2,754)	(9.1)%

	Three Months Ended	Three Months Ended
Reconciliation to Net income	31-Dec-20	30-Sep-20
Net income (loss)	$37,440	$(1,679)
Add (deduct):
Gain on sale of property	(41,928)	—
Management fee income	(464)	(484)
Depreciation and amortization	21,899	22,076
Amortization of above/below market leases	(79)	(86)
General and administrative	3,838	3,817
Interest expense	9,030	8,953
Interest income	(391)	(386)
Non-property specific items, net	35	(14)

NOI*	$29,380	$32,197

(a)	We define redevelopment properties as properties being developed, redeveloped or where redevelopment is complete, but are in lease-up and that are not stabilized. We also include properties that have been placed in service, but that do not have operating activity for all periods presented.
(b)	Nonrecurring Items in NOI include proceeds from bankruptcies, lease termination fees or other significant nonrecurring income or expenses, which may affect comparability.

*Excludes NOI from investments in and interest income from secured loans to non-consolidated REITs.